                                                                      EXHIBIT 99
[FLORIDA PROGRESS CORPORATION LOGO]                                Investor News

         Analyst Contacts:
         Greg Beuris (727) 820-5734
         Lauran Willoughby (727) 820-5737



FLORIDA PROGRESS REPORTS 1999 EARNINGS

St. Petersburg, Florida, January 27, 2000 - Florida Progress Corporation (NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported 1999 earnings of $314.9 million, or $3.21 per share, compared with 1998 earnings of $281.7 million, or $2.90 per share, an increase of about 11 percent. The strong improvement in earnings came from the continued growth of the company's core utility operations and the double-digit growth of its diversified operations, led by Electric Fuels Corporation.

Listed below are significant highlights for the year:

FLORIDA POWER CORPORATION

         - 27,000 NEW CUSTOMERS - Solid retail customer growth of about 2 percent, which is twice the national average.

         - KWH SALES UP 3.4% - Higher wholesale sales and strong non-weather related usage growth helped increase sales 3.4 percent over 1998, offsetting the impact of a return to more normal weather in 1999 compared with the hotter-than-normal weather experienced in 1998.

         - REGULATORY REVENUE DEFERRAL - Deferred $44.4 million of revenue for either future accelerated regulatory asset amortization or other regulatory initiatives, as approved by the Florida Public Service Commission (FPSC).

ELECTRIC FUELS CORPORATION

         - SYNTHETIC FUEL SALES - Sale of about 2 million tons of a new coal-based synthetic fuel in 1999, which qualifies for alternative fuel tax credits, provided a majority of the earnings improvement over 1998.

         - EXPANSION OF RAIL SERVICES - During 1999, Electric Fuels' Rail Services group continued to expand its operations through $47 million in acquisitions, expansion of a railcar repair facility and completion of a new trackworks plant.

         - ADDITION OF NEW BARGES - Electric Fuels' Inland Marine Transportation group put into service approximately 100 new barges and a new towboat in 1999, bringing its total barge fleet to approximately 1,200.


FLORIDA POWER CORPORATION

Florida Power, the largest subsidiary of Florida Progress, reported earnings of $264.7 million, or $2.70 per share for 1999, compared with 1998 earnings of $248.6 million, or $2.56 per share. Included in 1999 earnings was a $.03 per share gain on the sale of property.

                                    - more -

Page 2
Florida Progress Corporation
Investor News - 1999 Earnings


A reconciliation of Florida Power's 1999 earnings per share is as follows:

     1998 EPS                                                                                    $2.56
        Sales of electricity and other revenues                                                    .20
        1999 regulatory revenue deferral                                                          (.28)
        1998 accelerated regulatory asset amortization                                             .13
        1998 nuclear replacement fuel                                                              .03
        Operation & maintenance                                                                    .03
        Depreciation                                                                              (.06)
        Interest expense & AFUDC                                                                   .02
        Other income, net                                                                          .07
                                                                                                 -----
     1999 EPS                                                                                    $2.70
                                                                                                 =====

Florida Power's 1999 kilowatt-hour sales increased 3.4 percent over 1998. Increased wholesale sales, up 30.5 percent over 1998, accounted for most of the improvement, as retail sales were up just .3 percent.

Florida Power's 1999 retail kilowatt-hour sales were affected by a return to more normal weather patterns compared with 1998 when customers experienced hotter-than-normal weather throughout most of the year. Residential customers, Florida Power's largest customer class, are more sensitive to weather than any other customer group. As a result of the more moderate weather in 1999, usage per residential customer dropped 3.6 percent compared with 1998.

Most of the improvement in earnings due to sales of electricity resulted from the addition of approximately 27,000 new customers in 1999 and the benefits of a strong Florida economy. Residential and commercial customer growth was approximately 2 percent and 3 percent, respectively, in 1999. Partially offsetting the effect of customer and non-weather related usage growth was lower usage due to more normal weather temperatures experienced in 1999 compared with 1998.

Florida Power's 1999 results also benefited from an increase in wholesale sales, most of which were to Florida Power's largest wholesale customer, Seminole Electric Cooperative, and an increase in other operating revenues. The improvement in other operating revenues, about $.04 per share, was primarily the result of higher transmission wheeling revenues in 1999 compared with 1998.

In 1999, Florida Power deferred $44.4 million of revenues. Florida Power's 1999 regulatory revenue deferral, as approved by the FPSC, allows the utility additional time to explore ways to provide a benefit to customers earlier than accelerating the amortization of the Tiger Bay regulatory asset. Florida Power must provide the FPSC with its plan to use the deferred revenues by August 2000.

In 1998, Florida Power took several actions to better position itself for the future, which resulted in higher amortization and operation and maintenance expense. Those actions included accelerated amortization of regulatory assets ($21 million), additional system reliability improvements ($17 million) and a lump-sum payroll increase ($7 million).

Total operation and maintenance expense of $466.4 million was down $5.2 million compared with 1998. As previously mentioned, 1998 expense included $24 million of expenditures for system reliability improvements and a lump-sum payroll increase.

Excluding those items, 1999 operation and maintenance expense was up about $19 million due to higher legal costs associated with a pre-existing age discrimination litigation, environmental costs associated with a former plant site and higher employee related benefits.

                                    - more -

Page 3
Florida Progress Corporation
Investor News - 1999 Earnings


Florida Power's depreciation and amortization expense increased approximately $9 million in 1999 over 1998, excluding the accelerated amortization of regulatory assets. The increase was largely attributable to depreciation expense associated with the new 500-megawatt Hines plant, which was placed in service in April 1999.

Other income improved $.07 per share compared with 1998 due primarily to higher earnings from non-regulated activities and a one-time gain on the sale of property.

ELECTRIC FUELS CORPORATION

Electric Fuels earned $62.5 million, or $.64 per share, in 1999, compared with $42.3 million, or $.44 per share, in 1998. The 45-percent increase in earnings per share was driven primarily by strong results from the Energy and Related Services group and the Rail Services group.

The Energy and Related Services group reported earnings of $38.9 million, or an increase of $18.5 million over last year's results. The additional earnings were due primarily to the sale of a new coal-based synthetic fuel, which qualifies for alternative fuel tax credits. In addition, increased production and sales of natural gas contributed to the higher earnings.

In October 1999, Electric Fuels expanded its synthetic fuel operations through the purchase of four synthetic fuel plants. The plants, all of which are expected to be operational within the next 12 to 13 months, did not affect 1999 results.

Earnings in the Rail Services group increased $5.4 million, or 34 percent, over 1998. The increase was due to improved results from the group's recycling operations and continued strong demand for railcar parts and repair work by the Class I railroads and railcar fleet owners.

Scrap steel prices improved significantly during the fourth quarter of 1999 and positively affected operating margins. Higher margins combined with an increase in tons sold resulted in improved results from the recycling operations. Demand for railcar repair work was strong throughout 1999, but demand for track parts and services fluctuated during the year as railroads rescheduled the timing of track repair work.

Despite the addition of 100 new barges in 1999, earnings from the Inland Marine Transportation group were flat compared with 1998, due primarily to the adverse operating conditions experienced in early 1999. Prolonged icing conditions and high water during the first quarter disrupted barge traffic and limited tow capacity. In addition, higher diesel fuel costs in 1999 negatively impacted results for the year.

CORPORATE AND OTHER

The loss attributable to corporate and other diversified activities for the year increased by $.03 per share over 1998. The increased loss was primarily due to the absence of a $.04 per share gain realized in 1998 for the buyout of a purchased power contract associated with a cogeneration facility in which Florida Progress has an indirect minority interest.

                                 FOURTH QUARTER

For the quarter, Florida Progress reported earnings of $33.4 million, or $.34 per share, compared with $36.1 million, or $.37 per share, in 1998. Florida Power earned $16.3 million, or $.17 per share, $.10 per share less than the same period in 1998. Electric Fuels reported earnings of $.16 per share for the quarter, up $.03 over 1998.

                                    - more -

Page 4
Florida Progress Corporation
Investor News - 1999 Earnings


FLORIDA POWER CORPORATION

A reconciliation of Florida Power's 1999 fourth-quarter earnings per share is as follows:

     1998 4QTR EPS                                                                             $.27
        Sales of electricity and other revenues                                                 .08
        1999 regulatory revenue deferral                                                       (.28)
        1998 regulatory revenue deferral                                                        .06
        Operation & maintenance                                                                 .03
        Interest expense & AFUDC                                                               (.02)
        Other income, net                                                                       .03
                                                                                               ----
     1999 4QTR EPS                                                                             $.17
                                                                                               ====

Florida Power's kilowatt-hour sales were up 4.7 percent during the fourth quarter of 1999, compared with 1998. Retail sales decreased slightly by .4 percent due to a return to more normal weather conditions in the fourth quarter of 1999, compared with the warmer-than-normal weather in 1998. Customer growth of approximately 2 percent combined with strong economic growth essentially offset the effect of weather.

Wholesale sales increased over 56 percent in the fourth quarter compared with a year ago. Most of the increase was due to higher sales to Florida Power's largest wholesale customer, Seminole Electric, and higher sales to other municipal customers.

The revenue increase of $.08 per share was primarily due to higher wholesale sales and a true-up adjustment related to the utility's 1997 residential revenue decoupling program.

Operation and maintenance expense decreased $4.2 million in the fourth quarter of 1999 over the same quarter last year. Excluding 1998 fourth-quarter expenditures of $24 million for strategic spending, operation and maintenance expense increased $19.8 million over the fourth quarter of 1998. The increase was primarily due to the same items previously discussed for 1999.

The completion of the Hines plant in April 1999 lowered construction work-in-progress balances in the fourth quarter of 1999 compared with 1998. This reduced the amount of allowance for funds used during construction (AFUDC) recognized during the quarter compared with a year ago.

Other income increased due to higher earnings from non-regulated activities.

ELECTRIC FUELS CORPORATION

Electric Fuels' earnings increased $2.6 million, or $.03 per share, in the fourth quarter of 1999, over the fourth quarter of 1998. The improvement was largely due to higher earnings in the Rail Services and Inland Marine Transportation groups.

The Rail Services group's earnings were $4.3 million higher in the fourth quarter of 1999 compared with 1998. The improvement was largely due to higher margins at the group's recycling division as a result of improved scrap steel prices.

The Inland Marine Transportation group's earnings were up $1.1 million, or 32 percent, over the same period last year. The improved results were due to higher barge rates and increased volumes, as well as higher earnings from barge fleeting services.

                                    - more -

Page 5
Florida Progress Corporation
Investor News - 1999 Earnings


Partially offsetting these results were lower earnings from the Energy and Related Services group and higher employee benefit costs. The lower Energy and Related Services group results were due to the third quarter tax true-up which affected the timing of recognizing the tax credits related to synthetic fuel sales.

CORPORATE AND OTHER

Corporate and other income of $.01 per share improved $.04 in the fourth quarter of 1999 compared with the same period last year. The improvement over the prior year was primarily due to the recognition of a tax benefit related to the 1997 write-off of the company's investment in Mid-Continent Life Insurance Company.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains a forward-looking statement regarding the projected period of time four synthetic fuel plants become operational. This statement involves risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that could have a direct bearing on the company's ability to meet this projection include the time needed for plants to be reassembled and become fully operational in a manner that qualifies the fuel for federal tax credits, market acceptance of synthetic fuel, competition from competing products, impacts of environmental regulations on potential buyers and other factors.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified electric utility holding company with assets of $6.5 billion. Its principal subsidiary is Florida Power, the state's second largest electric utility serving about 1.4 million customers. Diversified operations include energy operations, marine operations and rail services.

                                       ###

FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME



(UNAUDITED)                                                                     (In millions, except per share amounts)

                                                                        Three Months Ended                Twelve Months Ended
                                                                           December 31                        December 31
                                                                    -------------------------         --------------------------
                                                                      1999            1998              1999              1998
                                                                    -------         ---------         ---------        ---------
REVENUES:
    Electric utility                                                $ 595.3         $   623.6         $ 2,632.6        $ 2,648.2
    Diversified                                                       345.8             274.6           1,212.5            972.1
                                                                    -------         ---------         ---------        ---------
                                                                      941.1             898.2           3,845.1          3,620.3
                                                                    -------         ---------         ---------        ---------
EXPENSES:
    Electric utility:
      Fuel                                                            147.3             161.7             596.0            595.7
      Purchased power                                                 108.7             101.7             414.1            433.8
      Energy conservation cost                                         19.3              19.5              81.2             79.6
      Operation and maintenance                                       140.5             144.7             466.4            471.6
      Extended nuclear outage - replacement power costs                  --                --                --              5.1
      Depreciation and amortization                                    86.7              86.2             347.5            347.1
      Taxes other than income taxes                                    43.2              45.2             203.1            203.6
                                                                    -------         ---------         ---------        ---------
                                                                      545.7             559.0           2,108.3          2,136.5
                                                                    -------         ---------         ---------        ---------
    Diversified:
      Cost of sales                                                   303.9             239.6           1,072.3            827.2
      Other                                                            28.9              13.3              89.6             56.3
                                                                    -------         ---------         ---------        ---------
                                                                      332.8             252.9           1,161.9            883.5
                                                                    -------         ---------         ---------        ---------
INCOME FROM OPERATIONS                                                 62.6              86.3             574.9            600.3
                                                                    -------         ---------         ---------        ---------
INTEREST EXPENSE AND OTHER:
    Interest expense                                                   42.4              45.9             173.6            187.1
    Allowance for funds used during construction                        (.5)             (4.5)             (7.2)           (16.9)
    Distributions on quarterly income preferred securities              5.3                --              15.2               --
    Other (income), net                                                (2.5)             (3.2)            (13.3)             (.2)
                                                                    -------         ---------         ---------        ---------
                                                                       44.7              38.2             168.3            170.0
                                                                    -------         ---------         ---------        ---------

INCOME FROM OPERATIONS BEFORE INCOME TAXES                             17.9              48.1             406.6            430.3
    Income taxes                                                      (15.5)             12.0              91.7            148.6
                                                                    -------         ---------         ---------        ---------
NET INCOME                                                          $  33.4         $    36.1         $   314.9        $   281.7
                                                                    =======         =========         =========        =========

AVERAGE SHARES OF COMMON STOCK OUTSTANDING                             98.5              97.1              98.1             97.1
                                                                    =======         =========         =========        =========

EARNINGS PER AVERAGE COMMON SHARE
    (Basic and Diluted)                                             $   .34         $     .37         $    3.21        $    2.90
                                                                    =======         =========         =========        =========


Regarding these financial statements:

These are interim statements. Reference should be made to Florida Progress Corporation's 1998 Annual Report to shareholders. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

                          FLORIDA PROGRESS CORPORATION
                   SELECTED FINANCIAL INFORMATION (UNAUDITED)             PAGE 7




                                                     Three Months Ended                       Twelve Months Ended
                                                        December 31          Percent              December 31           Percent
                                                    1999           1998      Change          1999            1998        Change
                                                   -----          -----      -------        ------          ------      -------
Earnings (Loss) Per Share:
     (Basic and Diluted)
 Florida Power Corporation                         $ .17          $ .27       (37.0)        $ 2.70          $ 2.56         5.5
                                                   -----          -----                     ------          ------
 Electric Fuels Corporation                          .16            .13        23.1            .64             .44        45.5
 Corporate and other                                 .01           (.03)        n/m*          (.13)           (.10)      (30.0)
                                                   -----          -----                     ------          ------
 Diversified continuing                              .17            .10        70.0            .51             .34        50.0
                                                   -----          -----                     ------          ------
  Total                                            $ .34          $ .37        (8.1)        $ 3.21          $ 2.90        10.7
                                                   =====          =====                     ======          ======

Avg. shares outstanding (millions)                  98.5           97.1         1.4           98.1            97.1         1.0

Dividends per share                                $.545          $.535         1.9         $ 2.18          $ 2.14         1.9

Book value per share:
 Florida Power Corporation                                                                  $19.15          $18.70         2.4
 Consolidated                                                                               $20.40          $19.13         6.6



                                                                                        December 31               December 31
                                  December 31                                              1999                      1998
                                 1999      1998                                     Amount     Percent         Amount    Percent
                                 ----      ----                                    --------    -------        --------   -------
Equity investments (percent):                     Capitalization (in millions):
 Florida Power Corporation        83         85    Common stock                    $2,008.7       41.7        $1,862.0     41.1
 Electric Fuels Corporation       13         11    Preferred stock                     33.5         .7            33.5       .8
 Other subsidiaries                4          4    Preferred securities **            300.0        6.2              --       --
                                 ---        ---
   Total                         100        100    Long-term debt                   2,154.1       44.8         2,250.4     49.7
                                 ===        ===
                                                   Short-term debt                    316.3        6.6           382.1      8.4
                                                                                   --------      -----        --------    -----
                                                                  Total            $4,812.6      100.0        $4,528.0    100.0
                                                                                   ========      =====        ========    =====

*   not meaningful

**  Quarterly income preferred securities

                            FLORIDA POWER CORPORATION
                  SELECTED STATISTICAL DATA (UNAUDITED)                  PAGE 8
                    (In millions, except billing degree days)



                                                  Three Months Ended                          Twelve Months Ended
                                                      December 31           Percent               December 31              Percent
                                                 1999            1998        Change           1999           1998           Change
                                               --------        --------     -------        ---------      ---------        -------
        Revenues:
            Residential                        $  322.4        $  335.4        (3.9)       $ 1,394.9      $ 1,424.6          (2.1)
            Commercial                            152.9           157.1        (2.7)           617.6          608.9           1.4
            Industrial                             51.8            55.9        (7.3)           207.6          214.4          (3.2)
            Other retail sales                     36.5            38.2        (4.5)           141.7          142.3           (.4)
                                               --------        --------                    ---------      ---------
                                                  563.6           586.6        (3.9)         2,361.8        2,390.2          (1.2)
            Wholesale sales                        63.4            50.8        24.8            228.1          205.8          10.8
                                               --------        --------                    ---------      ---------
                                                  627.0           637.4        (1.6)         2,589.9        2,596.0           (.2)
            Other electric revenues (1)           (37.9)          (20.4)      (85.8)            59.5           67.0         (11.2)
            Deferred fuel (2)                       6.2             6.6           -            (16.8)         (14.8)           --
                                               --------        --------                    ---------      ---------
                Total                          $  595.3        $  623.6        (4.5)       $ 2,632.6      $ 2,648.2           (.6)
                                               ========        ========                    =========      =========

        Kilowatt-hour sales billed:
            Residential                         3,714.2         3,850.7        (3.5)        16,244.8       16,526.3          (1.7)
            Commercial                          2,557.3         2,589.8        (1.3)        10,326.8        9,999.3           3.3
            Industrial                          1,082.4         1,143.0        (5.3)         4,333.7        4,375.4          (1.0)
            Other retail sales                    652.4           665.1        (1.9)         2,535.7        2,485.6           2.0
                                               --------        --------                    ---------      ---------
                                                8,006.3         8,248.6        (2.9)        33,441.0       33,386.6            .2
            Wholesale sales                     1,397.6         1,085.4        28.8          4,856.3        3,864.5          25.7
                                               --------        --------                    ---------      ---------
                Total electric sales            9,403.9         9,334.0          .7         38,297.3       37,251.1           2.8
                                               --------        --------                    ---------      ---------

        System Requirements (KWH)                 9,045           8,570         5.5           39,160         37,763           3.7

        KWH Sales (Billed & Unbilled):
            Retail                                7,679           7,713         (.4)          33,560         33,451            .3
            Wholesale                             1,208             772        56.5            4,989          3,823          30.5
                                               --------        --------                    ---------      ---------
                                                  8,887           8,485         4.7           38,549         37,274           3.4
                                               ========        ========                    =========      =========

        Billing Degree Days:
            Cooling                                 724             862       (16.0)           3,446          4,159         (17.1)
            Heating                                  63              25       152.0              442            557         (20.6)

        Normal Average Billing Degree Days:
            Cooling                                 716             698         2.6            3,691          3,697           (.2)
            Heating                                 107             103         3.9              551            567          (2.8)

        Note:

        (1) In the 4th quarter of 1999 and 1998, the FPSC approved the establishment of a regulatory liability for the purpose of deferring nonfuel revenues. The 1999 and 1998 deferrals were $44.4 million and $10.1 million, respectively. In the 2nd quarter of 1999, Florida Power recognized the 1998 $10 million deferral in Other electric revenues and applied it to the amortization of the Tiger Bay regulatory asset, which resulted in no impact to 1999 earnings. Other electric revenues also includes unbilled revenues.

        (2) Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses, which are designed to permit full recovery of these costs.